Exhibit 99.1

C O N S O L I D A T E D   F I N A N C I A L   S T A T E M E N T S

ContentGuard Holdings, Inc.

Years Ended December 31, 2010, 2009 and 2008

ContentGuard Holdings, Inc.

Consolidated Financial Statements

Years Ended December 31, 2010, 2009 and 2008

Report of Independent Auditors

The Board of Directors and Stockholders

ContentGuard Holdings, Inc.

We have audited the accompanying consolidated balance sheets of ContentGuard Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ContentGuard Holdings, Inc. as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/  Ernst & Young LLP

July 8, 2011

Los Angeles, California

ContentGuard Holdings, Inc.

Consolidated Balance Sheets

	December 31
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$53,700,527	$28,823,138
Held-to-maturity securities	—	10,994,482
Accounts receivable, net	3,300,000	—
Deferred income taxes – current	9,263,612	9,926,657
Prepaid expenses and other current assets	422,734	116,712

Total current assets	66,686,873	49,860,989

Property and equipment, net	69,039	82,771
Deferred income taxes – noncurrent	40,103,455	43,801,327

Total assets	$106,859,367	$93,745,087

ContentGuard Holdings, Inc.

Consolidated Balance Sheets (continued)

	December 31
	2010	2009
Liabilities and stockholders’ deficit
Liabilities:
Current liabilities:
Accounts payable	$329,782	$131,170
Accrued payroll and benefits	741,170	1,029,406
Other accrued expenses	419,715	450,219
Deferred revenue, current portion	22,469,424	18,919,423
Income taxes payable	3,524,880	850,405

Total current liabilities	27,484,971	21,380,623

Deferred revenue	109,842,124	118,111,548
Other noncurrent liabilities	832,211	742,836

Total liabilities	138,159,306	140,235,007

Commitments and contingencies	—	—

Stockholders’ deficit:
Preferred stock (30,000,000 shares authorized):
Series A convertible preferred stock, $0.001 par value, 15,391,566 shares issued and outstanding at December 31, 2010 and 2009; liquidation preference of $153,915,660 at December 31, 2010	15,392	15,392
Series B convertible preferred stock $0.001 par value, 4,608,434 shares issued and outstanding at December 31, 2010 and 2009; liquidation preference of $46,084,340 at December 31, 2010	4,608	4,608
Common stock, $0.001 par value, non-convertible, 40,000,000 shares authorized, 572,925 shares issued at December 31, 2010 and 2009, and 1,000 outstanding at December 31, 2010 and 2009	573	573
Treasury stock, 571,925 shares of common stock at cost at December 31, 2010 and 2009	(2,970,785)	(2,970,785)
Additional paid-in capital	9,322,279	9,322,279
Accumulated deficit	(37,672,006)	(52,861,987)

Total stockholders’ deficit	(31,299,939)	(46,489,920)

Total liabilities and stockholders’ deficit	$106,859,367	$93,745,087

See accompanying notes.

ContentGuard Holdings, Inc.

Consolidated Statements of Income

	Year Ended December 31
	2010	2009	2008

Patent licensing revenue	$30,744,424	$23,157,975	$14,354,967

Operating costs and expenses:
Compensation and employee benefits	3,138,307	4,393,981	6,506,950
Patent related legal fees	1,735,529	1,010,147	1,547,266
Other professional fees	1,169,395	839,789	1,373,579
General, administrative, and other expenses	1,004,326	1,189,028	1,124,422

Total operating costs and expenses	7,047,557	7,432,945	10,552,217

Income from operations	23,696,867	15,725,030	3,802,750

Interest and other income	47,193	81,486	1,042,656

Income before income taxes	23,744,060	15,806,516	4,845,406

Provision (benefit) for income taxes	8,554,079	5,924,740	(20,108,130)

Net income	$15,189,981	$9,881,776	$24,953,536

See accompanying notes.

ContentGuard Holdings, Inc.

Consolidated Statements of Stockholders’ Deficit

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2007	15,391,566	$15,392	4,608,434	$4,608	572,925	$573	(571,895)	$(2,964,279)	$54,024,402	$(87,697,299)	$(36,616,603)
Net income	—	—	—	—	—	—	—	—	—	24,953,536	24,953,536
Dividend payment	—	—	—	—	—	—	—	—	(45,000,000)	—	(45,000,000)
Excess tax benefit from stock related compensation	—	—	—	—	—	—	—	—	297,877	—	297,877
Repurchase of common stock, at cost	—	—	—	—	—	—	(30)	(6,506)	—	—	(6,506)

Balance at December 31, 2008	15,391,566	15,392	4,608,434	4,608	572,925	573	(571,925)	(2,970,785)	9,322,279	(62,743,763)	(56,371,696)
Net income	—	—	—	—	—	—	—	—	—	9,881,776	9,881,776

Balance at December 31, 2009	15,391,566	15,392	4,608,434	4,608	572,925	573	(571,925)	(2,970,785)	9,322,279	(52,861,987)	(46,489,920)
Net income	—	—	—	—	—	—	—	—	—	15,189,981	15,189,981

Balance at December 31, 2010	15,391,566	$15,392	4,608,434	$4,608	572,925	$573	(571,925)	$(2,970,785)	$9,322,279	$(37,672,006)	$(31,299,939)

See accompanying notes.

ContentGuard Holdings, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31
	2010	2009	2008
Operating activities
Net income	$15,189,981	$9,881,776	$24,953,536
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes and excess tax benefits from stock- related compensation	4,360,917	(30,937,911)	(23,087,950)
Depreciation	40,151	38,143	25,194
Loss (gain) on disposal of fixed assets	799	2,534	(300)
Changes in operating assets and liabilities:
Accounts receivable	(3,300,000)	—	—
Income taxes receivable	—	601,997	461,842
Prepaid expenses and other assets	(306,022)	(30,739)	210,245
Accounts payable	198,612	114,640	(101,815)
Income taxes payable	2,674,475	—	—
Accrued payroll and benefits	(288,236)	(2,174,755)	2,069,085
Restructuring liabilities	—	(85,299)	(52,417)
Other accrued expenses	(30,504)	673,384	83,982
Deferred revenue	(4,719,423)	(6,561,976)	79,441,032
Other liabilities	89,375	707,138	(43,137)

Net cash provided by (used in) operating activities	13,910,125	(27,771,068)	83,959,297

Investing activities
Purchase of property and equipment	(27,218)	(50,878)	(52,109)
Sale (purchase) of held-to-maturity investments	10,994,482	(10,994,482)	–

Net cash provided by (used in) investing activities	10,967,264	(11,045,360)	(52,109)

Financing activities
Excess tax benefits from stock-related compensation	—	—	297,877
Dividend	—	—	(45,000,000)
Repurchase of common stock	—	—	(6,506)

Net cash used in financing activities	—	—	(44,708,629)

Net increase (decrease) in cash and cash equivalents	24,877,389	(38,816,428)	39,198,559
Cash and cash equivalents at beginning of year	28,823,138	67,639,566	28,441,007

Cash and cash equivalents at end of year	$53,700,527	$28,823,138	$67,639,566

Supplemental disclosure of cash flow information
Cash paid for income taxes	$1,550,000	$35,410,000	$2,225,000

See accompanying notes.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2010

1. Description of the Business

From its inception (August 1, 1998) through 2000, ContentGuard, Inc. was a development-stage division of Xerox Corporation (Xerox). In 2000, ContentGuard, Inc. was spun-off from Xerox as a separate entity. ContentGuard, Inc. was renamed ContentGuard Holdings, Inc. and an operating subsidiary, ContentGuard, Inc., was created (together, the Company). The Company’s business consists of licensing of its Digital Rights Management (DRM) patent portfolio and technologies.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of ContentGuard Holdings, Inc. and its wholly owned subsidiary, ContentGuard, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain prior year balances have been reclassified to conform to current year’s presentation.

Cash and Cash Equivalents and Short-Term Investments

The Company considers all highly liquid financial instruments with maturities of three months or less when acquired to be cash equivalents. The Company considers financial instruments with maturities of three months to one year when acquired to be short-term investments. The Company has classified all short-term investments as “held-to-maturity.”

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company measures the fair values of its financial instruments in accordance with Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures, that defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance also discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

As of December 31, 2010 and 2009, the Company held certain assets that are required to be measured at fair value on a recurring basis. These included cash equivalents and marketable securities. The carrying amount of cash equivalents approximates fair value due to the short maturity of these instruments. The fair values of marketable securities are obtained from quoted market prices.

Property and Equipment

Property and equipment are stated at cost net of depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally three years. Leasehold improvements are depreciated on a straight-line basis over the shorter of the estimated useful life of the asset or the lease term. Significant additions or improvements extending the useful life of an asset are capitalized; maintenance and repair costs are expensed as incurred. At the time property and equipment are sold or retired, the cost of the asset and the related accumulated depreciation are removed from their respective accounts and any gains or losses are included in the consolidated statements of income.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company assesses the recoverability of long-lived assets whenever adverse events or changes in circumstances or business climate indicate that an impairment may have occurred. If the future undiscounted cash flows expected to result from the use of the related assets are less than the carrying value of such assets, an impairment has occurred. Any required impairment loss is measured as the amount by which the asset’s carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset, with a charge to operating expenses. There were no indicators of impairment during the years ended December 31, 2010, 2009 or 2008.

Revenue Recognition

Revenues consist of fees for licensing of the Company’s DRM patents and technology. Licensing fees and the related transaction royalty fees are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, prices are fixed and determinable, and collection is reasonably assured. License and royalty revenues are recognized ratably over the license period or over the estimated useful life of the patents in the event of a perpetual license, due to continuing obligations of the Company, and due to the absence of cancellation, termination or refund provisions. The Company’s performance obligations under these agreements are primarily covenants not to enforce its patent rights on its licensees, except through the aforementioned agreements. Cash received in excess of revenues earned is recorded as deferred revenue. For multiple-element arrangements the Company follows the guidance contained in ASC 605-25, Multiple-Element Arrangements, whereby revenue arrangements with multiple deliverables are divided into separate units of accounting where the delivered item has value to the customer on a stand-alone basis and there is objective and reliable evidence of the fair value of the undelivered item. Consideration is allocated among the separate units of accounting based on their relative fair values.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents. The Company’s cash and cash equivalents are deposited with what the Company believes is a high-quality financial institution. The Company maintained cash balances in excess of Federal Deposit Insurance Corporation (FDIC) limits.

The Company has a limited number of major customers that generate a significant portion of its revenues. For the years ended December 31, 2010, 2009 and 2008 the following customers represented greater than 10% of total revenues:

	2010		2009		2008
Customer A	$2,759,133	9%	$2,759,133	12%	$2,759,133	19%
Customer B	2,552,381	8	2,552,381	11	2,552,381	18
Customer C	—	—	—	—	1,862,069	13
Customer D	—	—	—	—	1,734,372	12
Customer E	7,708,333	25	7,708,333	33	3,532,987	25
Customer F	1,685,106	5	5,827,661	25	—	—
Customer G	4,475,000	15	—	—	—	—
Customer H	3,549,998	12	—	—	—	—
Customer I	3,800,000	12	—	—	—	—

	$26,529,951	86%	$18,847,508	81%	$12,440,942	87%

The Company consummated the transaction with Customer G and collected a $1,175,000 first installment payment in October 2010. The remaining three installment payments totaling $3,300,000 have been included in accounts receivable at December 31, 2010 and are due during 2011. In return for these payments, the Company granted Customer G a non-exclusive license to the Company’s patents which expired in 2010. The Company recognized the $4,475,000 license fee as revenue as the license term commenced and ended in 2010.

The Company consummated the transaction with Customer H and collected a $17,750,000 payment in April 2010. In return for this payment, the Company granted Customer H a non-exclusive license to the Company’s patents expiring in 2014. The Company recognizes revenues associated with this licensing agreement ratably, over the licensing term. The portion of the payment for which revenue has not been recognized, which amounts to $14,200,000, is included in deferred revenue at December 31, 2010.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company consummated the transaction with Customer I and collected a $3,800,000 payment in April 2010. In return for this payment, the Company granted Customer I a non-exclusive license to the Company’s patents which expired in 2010. The Company recognized the $3,800,000 license fee as revenue as the license term commenced and ended in 2010.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

On January 1, 2009, the Company adopted new accounting guidance related to the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. The guidance requires assessment of the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more likely than not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, are recognized during the period in which the change occurs. The adoption of this guidance by the Company on January 1, 2009, did not result in an adjustment to the Company’s opening balance of accumulated deficit.

The Company classifies interest and penalties associated with income taxes in the income tax provision line in the statement of operations. Interest and penalties included in the statement of operations for the year ended December 31, 2010 were not material.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Standards

On December 31, 2009, the Company adopted Financial Accounting Standards Board (FASB) ASC 105-10 (formerly Statement of Financial Accounting Standards (SFAS) No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162). ASC 105-10 establishes the FASB ASC as the source of authoritative accounting principles recognized by the FASB to be applied in preparation of financial statements in conformity with generally accepted accounting principles in the United States of America. The adoption of this standard had no impact on the Company’s consolidated financial statements.

The FASB has issued Accounting Standard Update (ASU) 2009-13, Revenue Arrangements with Multiple Deliverables. The Company is required to adopt ASU 2009-13 during the year ending December 31, 2011. ASU 2009-13 modifies the requirements for determining whether a deliverable in a multiple element arrangement can be treated as a separate unit of accounting by removing the criteria that objective and reliable evidence of fair value exists for the undelivered elements. The new guidance requires consideration be allocated to all deliverables based on their relative selling price using vendor specific objective evidence (VSOE) of selling price, if it exists; otherwise selling price is determined based on third-party evidence (TPE) of selling price. If neither VSOE nor TPE exist, management must use its best estimate of selling price (ESP) to allocate the arrangement consideration. The Company intends on adopting this update under the prospective method and will apply the new guidance to agreements entered into or materially modified after January 1, 2011. The adoption of ASU 2009-13 is not expected to have a material impact on the Company’s financial position or results from operations.

3. Property and Equipment

Property and equipment are stated at cost and consist of the following:

	December 31
	2010	2009
Computer hardware and other equipment	$206,756	$192,992
Leasehold improvements	119,628	119,628
Accumulated depreciation	(257,345)	(229,849)

Property and equipment, net	$69,039	$82,771

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Property and Equipment (continued)

Total depreciation expense was $40,151, $38,143 and $25,194 for the years ended December 31, 2010, 2009 and 2008 respectively.

There were no assets acquired or held under capital leases during the years ended December 31, 2010, 2009 and 2008.

4. Marketable Securities

The Company classifies investments in debt securities with original maturities of greater than three months and less than one year as held-to-maturity investments. These investments are measured at fair value using quoted prices that represent Level 1 inputs under ASC Topic 820. Held-to-maturity securities are recorded at amortized cost adjusted for the amortization or accretion of premiums or discounts. There were no material differences between the net carrying amount of held-to-maturity securities at fair value of $10,994,482 at December 31, 2009 and the value on an amortized cost basis. No material unrecognized holding gains or losses existed as of December 31, 2010. All original maturities of held-to-maturity investments matured during the year ended December 31, 2010.

5. Commitments and Contingencies

The Company had a noncancelable operating lease for its El Segundo facilities as of December 31, 2010. Rental expense for this operating lease was $178,889, $104,352 and $138,852 in 2010, 2009 and 2008, respectively.

The Company renewed this lease during 2009. This noncancelable operating lease for office space was signed in April 2009, and it expires in May 2014. The lease requires minimum lease payments as follows:

Year ending December 31:
2011	$196,898
2012	185,532
2013	191,180
2014	88,138

$661,748

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

6. Capitalization

Common Stock

The Company has 40,000,000 shares of common stock authorized, of which 1,000 were outstanding as of December 31, 2010, 2009 and 2008.

As of December 31, 2010, the Company has repurchased all common stock with the exception of 1,000 shares.

Preferred Stock

The Company has 30,000,000 shares of preferred stock authorized, of which 15,391,566 are designated as Series A Convertible Preferred Stock and 4,608,434 are designated as Series B Convertible Preferred Stock.

The Series A and B Convertible Preferred Stock have the following rights and privileges:

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A and B Convertible Preferred Stock will be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the common stock by reason of their ownership thereof, an amount equal to $10 per share (the Original Series Issue Price), plus all declared but unpaid dividends on such preferred stock. The liquidation preference amount payable per share shall be subject to equitable and proportionate adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations and similar changes in the Company’s capital structure.

Conversion Rights

Each share of Series A and B Convertible Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the applicable Original Series Issue Price by the applicable conversion price at the time in effect for such series of preferred stock. The initial conversion price per share for shares of any applicable series of preferred stock shall be the Original Series Issue Price unless otherwise set forth in the applicable series designation with respect to any series.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

6. Capitalization (continued)

Voting Rights

The holders of the Series A Convertible Preferred Stock have the right to vote, together with the holders of all outstanding shares of common stock and not separately by class, on all matters on which the holders of common stock have the right to vote. The holders of the Series B Convertible Preferred Stock do not have the right to vote.

Redemption Rights

The Series A and B Convertible Preferred Stock is redeemable only upon the liquidation of the Company.

Dividend Rights

The holders of the Series A and B Convertible Preferred Stock are entitled to receive dividends at the rate of $0.80 per share. The entitlement of the Series A and B Convertible Preferred Stock to dividends shall rank pari passu with all other series of preferred stock. The dividends are payable “when and if” they are declared by the Board of Directors. There is no right accrued to holders of preferred stock if dividends are not declared in a given year. No dividends were declared or paid during each of years ended December 31, 2010 and 2009, and $45,000,000 in dividends were declared and paid in 2008.

7. Income Taxes

The income tax provision (benefit) consisted of the following for the years ended December 31:

	2010	2009	2008
Current taxes:
Federal	$2,868,167	$30,320,395	$2,072,401
State	1,324,995	6,542,256	609,542

Total current taxes	4,193,162	36,862,651	2,681,943

Deferred taxes:
Federal	3,841,352	(27,438,151)	(19,456,658)
State	519,565	(3,499,760)	(3,333,415)

Total deferred taxes	4,360,917	(30,937,911)	(22,790,073)

Total provision for income taxes	$8,554,079	$5,924,740	$(20,108,130)

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

The components of the Company’s net deferred tax position and the tax effects of temporary differences giving rise to the Company’s net deferred tax asset were as follows for the years ended December 31:

	2010	2009
Accrued expenses	$617,137	$681,124
Fixed assets	(13,304)	4,015
Deferred revenue	48,125,098	50,379,560
State income taxes	473,770	2,289,789
Net operating loss carryforwards	1,850,258	1,849,994
AMT credit carryforward	—	209,130

Total deferred tax assets	51,052,959	55,413,612
Valuation allowance	(1,685,892)	(1,685,628)

Net deferred tax asset	$49,367,067	$53,727,984

As of December 31, 2010, the Company had California net operating loss carryforwards of approximately $6,099,545, and Maryland net operating loss carryforwards of approximately $36,491,175, respectively, to offset future taxable income. The state net operating loss carryforwards will begin to expire in 2013. For taxable years beginning in 2008 and 2009, California has suspended net operating loss (NOL) deductions for taxpayers with more than $500,000 of taxable income. For taxable years beginning in 2010 and 2011, California has suspended NOL deductions for taxpayers with more than $300,000 of taxable income. However, the NOL carryforward period for which a deduction is not allowed during these years is extended by one year for losses incurred during 2010, by two years for losses incurred during 2009, by three years for losses incurred during 2008, and by four years for losses incurred prior to 2008.

As of December 31, 2010, the valuation allowance was consistent with that at December 31, 2009, totaling approximately $1,685,000. Management does not believe that it is “more likely than not” that the Company’s Maryland deferred tax assets will be realized. Accordingly, a valuation allowance has been recorded for the Maryland net deferred tax assets.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

A reconciliation between the provision for income taxes from operations computed using the federal statutory income tax rate and the Company’s effective tax rate is as follows:

	2010	2009	2008
Income tax provision at federal statutory rate	35.0%	35.0%	34.0%
State income taxes, net of federal provision	5.7	4.9	(2.0)
Change in valuation allowance	—	0.2	(444.2)
Change in tax rate	(4.7)	—	—
Meals, entertainment, and other	—	(2.6)	(2.8)

Income tax provision	36.0%	37.5%	(415.0)%

Effective January 1, 2009, the Company adopted the provisions of new FASB accounting guidance for unrecognized tax benefits. Amounts recorded as unrecognized tax benefits represent the gross amount of exposure in individual jurisdictions and do not reflect any additional benefits expected to be realized if such positions were sustained, such as a federal deduction that could be realized if an unrecognized state deduction was not sustained. As of December 31, 2010, there are no unrecognized tax benefits requiring measurement.

8. Related-Party Transactions

The Company has management services agreements with two of the Company’s significant stockholders, whereby these stockholders may provide general and administrative services to the Company. The Company records services provided as in-kind revenue, offset by expense based on the fair market value of the service provided. No services were provided under these agreements in 2010, 2009 or 2008.

In 2000, the Company entered into a perpetual patent licensing agreement with a stockholder. Under the arrangement, the Company received $40,000,000 in advance and $25,000,000 in prepaid transaction fees. These licensing fees are being recognized over the estimated useful life of the patent (through 2014). Total revenues recognized under this agreement during each of the years ended December 31, 2010, 2009 and 2008, were $2,759,133.

ContentGuard Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

8. Related-Party Transactions (continued)

In November 2004, the Company entered a $6,000,000 license agreement with a stockholder. These license fees are being recognized over the estimated useful life of the patents (though 2014). In 2005, Thomson became a stockholder of the Company. During each of the years ended December 31, 2010, 2009 and 2008, the Company recognized $618,026 of revenues from this arrangement.

9. Employee Benefit Plans

Retirement Plan

During 2000, the Company adopted a 401(k) Plan, which is available to all employees. Participants may elect to defer up to the lesser of 18% of their compensation or IRS-mandated maximum amounts. Subsequent to December 31, 2003, the Company began to match, on a dollar-for-dollar basis, up to $4,000 per participant per year. The Company contributed $64,000 and $68,000 for the years ended December 31, 2010 and 2009, respectively.

10. Subsequent Events

Subsequent events have been evaluated up to and including July 8, 2011, which is the date these consolidated financial statements were issued. No events were identified that would have an impact on the Company’s consolidated financial statements.